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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

Parent
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Tri-County Financial Corporation

                                        Percentage              State of
Subsidiaries                              Owned              Incorporation
------------                            ----------           -------------

Community Bank of Tri-County               100%                 Maryland

Community Mortgage Corporation
  of Tri-County (1)                        100%                 Maryland

Tri-County Federal Finance One (1)         100%                 Maryland





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(1)  Wholly-owned subsidiary of Community Bank of Tri-County